SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported): October 11, 2005

FIRST COMMUNITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

PENNSYLVANIA

(State or other jurisdiction of incorporation)

000-49736	23-2321079
(Commission file number)	(IRS employer ID)

Two North Main Street, Mifflintown, Pennsylvania	17059
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code - (717)436-2144

NONE

(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 11, 2005, the Corporation’s Board of Directors approved base salaries for Jody D. Graybill in connection with his appointment as the Corporation’s President, effective January 4, 2006. Information concerning such salaries is set forth in Item 5.02 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 12, 2005, James R. McLaughlin, Chairman, President and Chief Executive Officer, announced that he would retire as President and Chief Executive Officer effective January 3, 2006. Mr. McLaughlin will continue as a Director and Chairman of the Board of Directors following his retirement.

On October 11, 2005 the Corporation’s Board of Directors appointed Jody D. Graybill to succeed Mr. McLaughlin as President, effective January 4, 2006. As part of the transition, Mr. Graybill was appointed Executive Vice President effective immediately and until he assumes the position of President. Mr. Graybill is 40 years old and since 1999 has been the Vice President and Trust and Financial Services Division Manager of The First National Bank of Mifflintown, the Corporation’s wholly-owned bank subsidiary. Contemporaneously with his promotion to Executive Vice President, the Board of Directors approved an increase in Mr. Graybill’s base salary for the remainder of 2005 to an annual rate of $105,000. At such time as he assumes the position of President, Mr. Graybill’s annual base salary will be $120,000.

The Corporation issued a press release describing the transition which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

The information provided pursuant to Item 5.02 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release of First Community Financial Corporation dated October 12, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Community Financial Corporation

Date: October 12, 2005	/s/ Richard R. Leitzel
Richard R. Leitzel, Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of First Community Financial Corporation dated October 12, 2005.